      As filed with the Securities and Exchange Commission on May 18, 2000

                                                      Registration No. 333-93445
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DEMANDSTAR.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                        7374                    59-3590973
-----------------------------  ----------------------------  -------------------
  (State or jurisdiction of         (Primary Standard         (I.R.S. Employer
incorporation or organization          Industrial            Identification No.)
                               Classification Code Number)

                           1551 Sandspur Road, Suite B
                             Maitland, Florida 32751
                                 (407) 975-0000
             ------------------------------------------------------
               (Address, including zip code, and telephone number,
             including area code of Registrant's principal offices)

                                   O. F. Ramos
                             Chief Executive Officer
                           1551 Sandspur Road, Suite B
                             Maitland, Florida 32751
                                 (407) 975-0000
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 ---------------

                                   Copies to:

                            Randolph H. Fields, Esq.
                             Sandra C. Gordon, Esq.
                             Greenberg Traurig, P.A.
                             111 North Orange Avenue
                             Orlando, Florida 32801
                                 (407) 420-1000

================================================================================

         This post-effective amendment no. 1 to the registration statement is being filed to deregister (i) 13,813,280 rights to purchase shares of our common stock, and (ii) 13,813,280 shares of our common stock issuable upon exercise of the rights. Such 13,813,280 rights were not exercised by the expiration of our rights offering and, accordingly, such 13,813,280 shares of our common stock were not sold and issued. The terms of the initial public offering are described in the prospectus filed as part of the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maitland, Florida, on May 18, 2000.

                                         DEMANDSTAR.COM, INC.


                                         By:          /s/ O. F. RAMOS
                                            ------------------------------------
                                                        O. F. Ramos
                                                  Chief Executive Officer,
                                                   President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                          TITLE                         DATE
             ---------                                          -----                         ----
          /s/ O. F. RAMOS                           Chief Executive Officer,              May 18, 2000
---------------------------------------                 President and Director
            O. F. Ramos                                 (Principal Executive
                                                        Officer)


       /s/ L. A. GORNTO, JR.                        Chief Financial Officer               May 18, 2000
---------------------------------------                 (Principal Financial and
         L. A. Gornto, Jr.                              Accounting Officer),
                                                        Executive Vice President,
                                                        Secretary and Director


        *BERNARD B. MARKEY                          Chairman of the Board                 May 18, 2000
---------------------------------------
         Bernard B. Markey


         *EDWARD A. MOSES                           Director                              May 18, 2000
---------------------------------------
          Edward A. Moses


*By:     /s/ O. F. RAMOS
---------------------------------------
           O. F. Ramos
         Attorney-in-Fact


*By:  /s/ L. A. GORNTO, JR.
---------------------------------------
        L. A. Gornto, Jr.
        Attorney-in-Fact